Exhibit 99.1

Applied Optoelectronics Reports Second Quarter 2022 Results

Sugar Land, Texas, August 4, 2022 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its second quarter 2022 ended June 30, 2022.

“Our second quarter revenue was adversely affected by a supply chain issue that resulted in a delay in the completion of several orders from a large CATV customer. We have since fulfilled and shipped substantially all of these orders and, although delayed, we have recognized the resulting revenue in Q3,” said Dr. Thompson Lin, Applied Optoelectronics Inc. Founder, President and Chief Executive Officer. “Despite the supply chain challenges we are encouraged by the continued robust demand in the CATV market and improved conditions in the telecom market. We continue to see good customer traction with our 400G products and we have received nearly $5 million in orders already. We expect that 400G revenue will begin to ramp up in the second half of this year as we begin to increase production volume.”

Second Quarter 2022 Financial Summary

•	GAAP revenue was $52.3 million, compared $54.2 million in the second quarter of 2021 and $52.2 million in the first quarter of 2022.

•	GAAP gross margin was 16.5%, compared with 19.9% in the second quarter of 2021 and 17.3% in the first quarter of 2022. Non-GAAP gross margin was 16.7%, compared with 25.0% in the second quarter of 2021 and 17.5% in the first quarter of 2022.

•	GAAP net loss was $14.5 million, or $0.52 per basic share, compared with net loss of $8.2 million, or $0.31 per basic share in the second quarter of 2021, and a net loss of $16.1 million, or $0.58 per basic share in the first quarter of 2022.

•	Non-GAAP net loss was $7.6 million, or $0.28 per basic share, compared with non-GAAP net loss of $4.1 million, or $0.15 per basic share in the second quarter of 2021, and a non-GAAP net loss of $7.9 million, or $0.29 per basic share in the first quarter of 2022.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Third Quarter 2022 Business Outlook (+)

For the third quarter of 2022, the company currently expects:

•	Revenue in the range of $57 million to $60 million.
•	Non-GAAP gross margin in the range of 16.5% to 18.5%.
•	Non-GAAP net loss in the range of $7.6 million to $9.1 million, and non-GAAP loss per share in the range of $0.27 to $0.32 using approximately 27.9 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

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Conference Call Information

The company will host a conference call and webcast on August 4, 2022 to discuss its second quarter 2022 results and outlook for its third quarter of 2022 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. The call can be accessed by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will be available until August 11, 2022, at 11:59 p.m. Eastern Time / 10:59 p.m. Central Time and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 5584793.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the second of 2022. half forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of the COVID-19 pandemic on our business and financial results; reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

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Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, expenses associated with discontinued products, and non-recurring (income) expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange loss (gain), losses from the disposal of idle assets, if any, non-GAAP tax benefit (expenses), and expenses associated with discontinued products, from our GAAP net income (loss). Included in our non-recurring expenses in Q2 2022 and Q2 2021 are certain non-recurring expenses related to extreme weather and pandemic events and non-recurring tax expenses or benefits (if any)., and employee severance expenses (if any). In computing our non-GAAP income tax benefit (expense), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our non-GAAP diluted net loss per share is calculated by dividing our non-GAAP net loss by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for Q2 2022 to our non-GAAP net income (loss) and earnings (loss) per share is provided below, together with corresponding reconciliations for Q2 2021.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

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About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

Monica Gould

+1-212-871-3927

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$40,650	$41,136
Accounts Receivable, Net	49,139	47,944
Notes receivable	212	8,148
Inventories	98,181	92,516
Prepaid Income Tax	–	1
Prepaid Expenses and Other Current Assets	6,235	4,334
Total Current Assets	$194,417	$194,079

Property, Plant And Equipment, Net	224,349	243,035
Land Use Rights, Net	5,500	5,856
Operating Right of Use Asset	6,165	7,078
Financing Right of Use Asset	41	57
Intangible Assets, Net	3,763	3,836
Other Assets	520	518
TOTAL ASSETS	$434,755	$454,459

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$52,496	$34,402
Accrued Expenses	12,440	15,587
Current Lease Liability-Operating	1,023	1,062
Current Lease Liability-Financing	19	19
Bank Acceptance Payable	10,273	8,198
Current Portion of Notes Payable and Long Term Debt	53,565	49,689
Total Current Liabilities	129,816	108,957

Notes Payable and Long Term Debt	–	5,000
Convertible Senior Notes	79,090	78,680
Other Long-Term Liabilities	6,255	7,252
TOTAL LIABILITIES	215,161	199,889

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	219,594	254,570

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$434,755	$454,459

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Revenue	2022	2021	2022	2021
CATV	$23,713	27,599	$48,694	46,238
Datacenter	21,497	22,392	42,911	48,331
Telecom	6,276	3,333	11,541	7,811
FTTH	27	298	124	722
Other	786	567	1,270	788
Total Revenue	52,299	54,189	104,540	103,890

Total Cost of Goods Sold	43,671	43,411	86,888	82,393

Total Gross Profit	8,628	10,778	17,652	21,497

Operating Expenses:
Research and Development	8,328	10,914	17,814	21,842
Sales and Marketing	2,164	2,832	4,722	5,792
General and Administrative	11,035	10,681	22,254	21,550
Total Operating Expenses	21,527	24,427	44,790	49,184

Operating Loss	(12,899)	(13,649)	(27,138)	(27,687)

Other Income (Expense):
Interest Income	31	16	59	32
Interest Expense	(1,408)	(1,367)	(2,810)	(2,798)
Other Income	108	6,370	182	6,410
Foreign Exchange Gain (Loss)	(288)	427	(811)	218
Total Other Expense:	(1,557)	5,446	(3,380)	3,862

Net loss before Income Taxes	(14,456)	(8,203)	(30,518)	(23,825)

Net loss	(14,456)	(8,203)	(30,518)	(23,825)

Net loss per share attributable to common stockholders
basic	$(0.52)	$(0.31)	$(1.11)	$(0.89)
diluted	$(0.52)	$(0.31)	$(1.11)	$(0.89)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	27,612	26,850	27,537	26,637
diluted	27,612	26,850	27,537	26,637

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP total gross profit (a)	$8,628	$10,778	$17,652	$21,497
Share-based compensation expense	114	266	250	467
Non-recurring expense	–	16	1	35
Expenses associated with discontinued products	–	2,462	–	3,751
Non-GAAP total gross profit (a)	8,742	13,522	17,903	25,749

GAAP net loss	(14,456)	(8,203)	(30,518)	(23,825)

Share-based compensation expense	2,144	3,274	4,616	5,792
Expenses associated with discontinued products	–	2,461	–	3,750
Non-cash expenses associated with discontinued products	1,103	1,213	2,269	2,427
Amortization of intangible assets	153	152	304	302
Non-recurring (income) expense	9	(6,246)	34	(5,743)
Unrealized exchange loss (gain)	298	(133)	1,279	710
Non-GAAP tax benefit	3,151	3,369	6,545	6,960
Non-GAAP net loss	(7,598)	(4,113)	(15,471)	(9,626)

GAAP diluted net loss per share	$(0.52)	$(0.31)	$(1.11)	$(0.89)

Share-based compensation expense	0.08	0.12	0.17	0.22
Expenses associated with discontinued products	–	0.09	–	0.14
Non-cash expenses associated with discontinued products	0.04	0.05	0.08	0.09
Amortization of intangible assets	0.01	0.01	0.01	0.01
Non-recurring (income) expense	–	(0.23)	–	(0.22)
Unrealized exchange loss (gain)	0.01	–	0.05	0.03
Non-GAAP tax benefit	0.10	0.12	0.24	0.26
Non-GAAP diluted net loss per share	$(0.28)	$(0.15)	$(0.56)	$(0.36)

Shares used to compute diluted loss per share	27,612	26,850	27,537	26,637
Shares used to compute diluted earnings per share	27,612	26,850	27,537	26,637

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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